SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

Li-ion Motors Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33391	88-0490890
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4894 Lone Mountain #168, Las Vegas NV		89130
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (818) 780-2403

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2011, Li-ion Motors Corp. (“we”, “us” or the “Company”) entered into a Loan Agreement, dated as of July 14, 2011 (the “Loan Agreement”) with Cameo Properties LLC (the “Lender”). Each Note issued under the Loan Agreement is due three years from the date of its issuance. The Loan Agreement provides for loans to the Company of up to $2,000,000 (the “Loan”), with a minimum initial loan of $250,000 within 60 days of the date of the Loan Agreement, and up to an additional $1,750,000 within the first year and a half from execution of the Loan Agreement. This is not a revolving facility, and any principal repaid by us will not be available for additional advances to us under the Loan Agreement. We cannot, without the Lender’s consent prepay all or part of the Loan. The notes evidencing the installments of the loans bear interest payable monthly in arrears at the rate of 10% per annum, and mature and are due and payable three years from the date of issuance.

The loans under the Loan Agreement are secured by 20,000,000 shares of our common stock held by the Lender, which shares were issued upon execution of the Loan Agreement. In the event of a reverse stock split or combination of shares, the number of shares of common stock constituting the Share Collateral will, immediately following such reverse stock split or combination of shares, be increased by a new issuance of common stock of the Company to that number of shares constituting the Share Collateral immediately prior to such reverse stock split or combination of shares. The certificates representing any share dividends that we pay during the term of the Loan with respect to the Shares being held in escrow shall be credited and delivered to the Lender and held by the Lender pursuant to the terms of the Loan Agreement.

If there is a trading halt in our common stock or we file for bankruptcy or reorganization, the Lender has full recourse against the Company to collect the unpaid amounts owing under the Loan Agreement and notes issued pursuant thereto, including a lien on all of our assets. In the event of the occurrence of another type of default, including a “change in control” (as defined in the Loan Agreement), which we do not cure in a timely fashion, the Lender, as its sole recourse, is entitled to take possession for its sole benefit of the shares of common stock designated as collateral for the principal amount of the Loan that is in default.

FOR THE FULL TERMS OF THE ABOVE LOAN AGREEMENT AND NOTES ISSUABLE THEREUNDER, PLEASE REFER TO THE COPIES OF THE AGREEMENT AND FORM OF NOTE FILED AS EXHIBITS TO THIS REPORT.

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

			Principal	Total Offering Price/
Date	Title and Amount(1)	Purchaser	Underwriter	Underwriting Discounts

July 14, 2011	20,000,000 shares of common stock issued as collateral for loan.	Cameo Properties LLC.	NA	$0.001 per share/NA

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.40	Loan Agreement, dated as of July 14, 2011, between Cameo Properties LLC and the Company.

10.41	Form of Note issuable pursuant to the Loan Agreement, dated July 14, 2011, between Cameo Properties LLC and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI-ION MOTORS CORP.

Dated: July 19, 2011	By:	/s/ Stacey Fling
Stacey Fling, Chief Executive Officer